March 27, 1997



Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C.

Gentlemen:

We have read the statements made by International Fast Food Corporation (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's amended Form 8-K report for the month of March 1997. We agree with the statements concerning our Firm in such amended Form 8-K.

Very truly yours,



/s/ Coopers & Lybrand L.L.P.
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Coopers & Lybrand L.L.P